Exhibit 99.1

1680 Capital One Drive McLean, VA 22102-3491

FOR IMMEDIATE RELEASE: November 16, 2005

Contacts:	Tatiana Stead	Steven Thorpe
	703-720-2352	713-435-5340

Capital One Completes Acquisition of Hibernia Corporation

McLean, Va. (Nov. 16, 2005) - Capital One Financial (NYSE: COF) today announced that it has completed its acquisition of Hibernia Corporation, as a result of which Hibernia National Bank has become a subsidiary of Capital One Financial Corporation.

The $4.9 billion stock and cash transaction combines Capital One’s strong national brand, 50 million customer accounts, marketing expertise and innovative product offerings with Hibernia’s traditional banking strength in Louisiana and growing franchise in Texas.

     Hibernia, one of the largest banking companies headquartered in the Gulf South, provides a broad range of financial products and services, including deposit products; consumer, commercial, small-business, international, mortgage and private banking; leasing; treasury management; trust and investment management; brokerage; investment banking; and insurance. The transaction makes Capital One the nation’s ninth-largest consumer lender and one of the top 20 banks in terms of total deposits.

     “The combination of Capital One and Hibernia brings together the strengths of national scale consumer lending and local scale banking,” said Richard D. Fairbank, chairman and chief executive officer of Capital One. “Together, our combined scale and capabilities will generate new opportunities for profitable growth as we build upon the best of each of our businesses." “I am particularly pleased to welcome Herb Boydstun, his experienced management team and Hibernia’s talented associates to Capital One. Herb and his team have consistently delivered strong results, and have a proven ability to lead and serve their customers and communities. We are well-positioned to grow our banking business under Herb's leadership as we continue to expand our diversified consumer lending franchise.” Boydstun will be the president of Capital One's banking business, having previously

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COF Completes Acquisition of Hibernia

served as Hibernia’s president and CEO, and will serve as a member of Capital One’s Executive Committee.

     “We’re joining forces with a financial institution that both respects and is committed to carrying forward Hibernia’s long tradition of customer service,” Boydstun said. “Together, we are building an even stronger bank that will benefit our customers and our communities.

     “It has been a challenging time given the impacts of the Gulf Coast hurricanes on our region. Today, we’re serving our customers as they rebuild their lives and businesses. Hibernia has a long history of helping people achieve their financial goals, and that’s more important than ever now. As Hibernia becomes part of Capital One, our customers will continue to enjoy the same personalized service and experienced local bankers they trust plus a broader range of products and services to meet their financial needs.”

Community Impact

     “Capital One has always maintained a strong commitment to the communities where our customers and associates live and work,” said Fairbank. "We know that it has been a challenging time for the people of Louisiana and the Gulf Coast. This is a time for rebuilding, and Capital One is looking forward to continuing Hibernia’s strong tradition of community support.”

Customers to See Little Immediate Change and Greater Future Offerings

     The transaction is expected to have minimal disruption on customers. The bank will continue to offer its broad spectrum of products and services, and Hibernia customers can continue to bank as usual through the bank’s extensive branch network, by phone, through any of Hibernia’s ATMs or using Hibernia’s nationally recognized online banking service which can be accessed through www.Hibernia.com.

     “Capital One and Hibernia share a common culture and a fundamental commitment and dedication to customer service,” Boydstun said. “So, while Hibernia’s name will change to the Capital One brand beginning in the second quarter of 2006, those shared values will continue to guide the bank. We will leverage Capital One’s brand, earnings power, marketing expertise, and account base to bring our banking customers improved services and access to Capital One’s diversified consumer lending products.”

COF Completes Acquisition of Hibernia

     Boydstun pointed out that the same team will continue to deliver superior service to customers and communities. Boydstun’s management team remains largely intact and will expand to include other Capital One associates.

Shareholder Consideration

     Based on the average closing price of Capital One common stock of $80.324 for the five-business-day period ending Nov. 15, 2005, former Hibernia shareholders will receive, for each Hibernia common share, either $30.46 in cash or 0.3792 of a share of Capital One common stock, depending on the election made by that shareholder and the proration procedures in the amended merger agreement. A press release announcing the allocation of the merger consideration will be issued after the final results of the election process are determined.

Forward-looking statements

     The company cautions that its current expectations in this release concerning the benefits of the business combination transaction involving Capital One and Hibernia, including the new company’s plans, objectives, expectations and intentions are forward-looking statements, and actual results could differ materially from current expectations due to a number of factors, including: continued intense competition from numerous providers of products and services which compete with our businesses; changes in our aggregate accounts and balances, and the growth rate and composition thereof; the company’s ability to continue to diversify its assets; the company’s ability to access the capital markets at attractive rates and terms to fund its operations and future growth; changes in the reputation of the credit card industry and/or the company with respect to practices or products; the success of the company’s marketing efforts; the company’s ability to execute on its strategic and operating plans; and general economic conditions affecting interest rates and consumer income and spending, which may affect consumer bankruptcies, defaults and charge-offs; the risk that the Hibernia businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the Hibernia transaction may not be fully realized or may take longer to realize than expected; disruption from the Hibernia transaction making it more difficult to maintain relationships with customers, employees or suppliers; the impact of property, credit and other losses expected as the result of the Gulf Coast Hurricanes; the amount of government, private and philanthropic investment, including deposits, in the geographic regions impacted by the Gulf Coast Hurricanes; the pace and magnitude of economic recovery in the region impacted by the Gulf Coast Hurricanes; and the potential impact of damages from future hurricanes and other storms.

     A discussion of these and other factors can be found in Capital One’s annual report and other reports filed with the Securities and Exchange Commission, including, but not limited to, Capital One’s report on Form 10-K for the fiscal year ended December 31, 2004.

COF Completes Acquisition of Hibernia

About Capital One

     Headquartered in McLean, Virginia, Capital One Financial Corporation (www.capitalone.com) is a financial holding company whose principal subsidiaries, Capital One Bank, Capital One, F.S.B., Capital One Auto Finance, Inc., and Hibernia National Bank (www.hibernia.com), offer a variety of consumer lending and deposit products. Capital One's subsidiaries collectively had 49.2 million accounts and $84.8 billion in managed loans outstanding as of September 30, 2005. Capital One is a Fortune 500 company and, through its subsidiaries, is one of the largest providers of MasterCard and Visa credit cards in the world. Capital One trades on the New York Stock Exchange under the symbol "COF" and is included in the S&P 500 index.

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